UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On March 2, 2015, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

1.              The seven nominees for director were elected to serve for a one-year term:

Nominee	For	Against/Withheld	Abstain	Non-Vote
Donald C Campion	11,707,826	25,931	55,995	267,371
Mark M Comerford	11,747,674	11,348	30,730	267,371
John C Corey	11,703,963	29,859	55,930	267,371
Robert H Getz	11,708,181	25,641	55,930	267,371
Timothy J McCarthy	11,697,047	36,775	55,930	267,371
Michael L. Shor	11,738,463	19,959	31,330	267,371
William P Wall	11,678,768	79,654	31,330	267,371

2.              The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2015 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,882,170	143,360	31,593	0

3.              On the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted for approval as follows:

For	Against/Withhold	Abstain	Non-Vote
11,696,525	60,797	32,430	267,371

4.              On the reapproval of the material terms of the performance goals for the 2009 Restricted Stock Plan, the stockholders voted for approval as follows:

For	Against/Withhold	Abstain	Non-Vote
11,531,074	227,158	31,520	267,371

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: March 4, 2015	By:	/s/ Janice W. Gunst
Janice Gunst
Vice President — General Counsel